Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-232714 on Form S-8 of AssetMark Financial Holdings, Inc. of our report dated March 11, 2019, except for stock split disclosure included within note 12, which is as of July 8, 2019, on the 2017 consolidated financial statements of AssetMark Financial Holdings, Inc., appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

New York, New York

March 13, 2020